First Quarter 2019 Earnings Conference Call May 9, 2019

Forward-Looking Statements and Use of Non-GAAP Measures Certain statements contained in this presentation may qualify as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact should be considered forward-looking statements made in good faith and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “expect”, “estimate”, “forecast”, “goal”, “intend”, “objective”, “plan”, “project”, “seek”, “strategy”, “target”, “will” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions on an international, national, state and local level; weather conditions in our marketing areas; changes in commodity costs; changes in the availability of natural gas; “non-routine” or “extraordinary” disruptions in our distribution system; regulatory, legislative and court decisions; competition; the availability and cost of capital; costs and effects of legal proceedings and environmental liabilities; the failure of customers or suppliers to fulfill their contractual obligations; and changes in business strategies. These cautionary statements should not be construed by you to be exhaustive. While SJI believes these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience. Further, SJI undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise. This presentation includes certain non-GAAP financial measures, which the Company believes are useful in evaluating its performance. You should not consider the presentation of this additional information in isolation or as a substitute for results prepared in accordance with GAAP. The Company has provided reconciliations of comparable GAAP to non-GAAP measures in tables found later in this presentation. Investor Contact: Investor Contact: Daniel Fidell Eric Jacobson 609-561-9000 x7027 609-561-9000 x4363 dfidell@sjindustries.com ejacobson@sjindustries.com 2

Executive Summary ➢ 1Q 2019 Earnings ▪ GAAP earnings of $0.94 per diluted share compared to $1.40 per diluted share in 2018 ▪ Economic earnings of $1.09 per diluted share compared to $1.26 per diluted share in 2018 ▪ Performance reflects increased profitability from SJIU, Midstream and Energy Services offset by decreased profitability from Energy Group and impact of acquisition-related financing activities ➢ 2019 Accomplishments/Priorities ✓ Strengthened balance sheet using proceeds from issuance of equity forward in January for repayment of debt ✓ Strengthened balance sheet using proceeds from solar and retail gas marketing asset sales for repayment of debt ✓ Advanced integration of ETG and ELK acquisitions ✓ Filed ETG base rate case ▪ Complete review of remaining non-core, non-regulated businesses ▪ Receive final order on proposed ETG Infrastructure Investment Program (IIP) ▪ Complete review of redundancy project alternatives ▪ Increase cost savings from business transformation initiatives ▪ Complete TSA exit ➢ Financial Guidance ▪ 2019: Reaffirmed economic earnings guidance of $1.05-$1.15 per diluted share ▪ 2020: Initiated 2020 economic earnings guidance of $1.53-$1.67 per diluted share ▪ Long-Term: Reaffirmed expectation for long-term economic EPS growth of 6-8% annually 3

Earnings Performance | Q1'19 Versus Q1'18

First Quarter Ended March 31

GAAP Earnings	Millions 2019	Millions 2018	Millions +/-	Per Diluted Share 2019	Per Diluted Share 2018	Per Diluted Share +/-
SJI Utilities	**$100.0**	**$66.7**	**$33.3**	**$1.09**	**$0.84**	**$0.26**
South Jersey Gas	*$68.7*	*$66.7*	*$2.0*	*$0.75*	*$0.84*	*($0.08)*
Elizabethtown Gas	*$30.9*	*$0.0*	*$30.9*	*$0.34*	*$0.00*	*$0.34*
Elkton Gas	*$0.4*	*$0.0*	*$0.4*	*$0.00*	*$0.00*	*$0.00*
Midstream	**$1.0**	**$0.3**	**$0.7**	**$0.01**	**$0.00**	**$0.01**
Energy Group	**($1.9)**	**$52.5**	**($54.4)**	**($0.02)**	**$0.66**	**($0.68)**
Energy Services	**($0.7)**	**($2.7)**	**$2.0**	**($0.01)**	**($0.03)**	**$0.03**
Other	**($12.8)**	**($5.5)**	**($7.3)**	**($0.13)**	**($0.07)**	**($0.06)**
	$85.6	**$111.3**	**($25.7)**	**$0.94**	**$1.40**	**($0.46)**

First Quarter Ended March 31

Economic Earnings	Millions 2019	Millions 2018	Millions +/-	Per Diluted Share 2019	Per Diluted Share 2018	Per Diluted Share +/-
SJI Utilities	**$100.0**	**$66.7**	**$33.3**	**$1.09**	**$0.84**	**$0.26**
South Jersey Gas	*$68.7*	*$66.7*	*$2.0*	*$0.75*	*$0.84*	*($0.08)*
Elizabethtown Gas	*$30.9*	*$0.0*	*$30.9*	*$0.34*	*$0.00*	*$0.34*
Elkton Gas	*$0.4*	*$0.0*	*$0.4*	*$0.00*	*$0.00*	*$0.00*
Midstream	**$1.0**	**$0.3**	**$0.7**	**$0.01**	**$0.00**	**$0.01**
Energy Group	**$7.6**	**$35.9**	**($28.3)**	**$0.08**	**$0.45**	**($0.37)**
Fuel Management	*$2.8*	*$2.8*	*$0.0*	*$0.03*	*$0.04*	*($0.00)*
Wholesale Marketing	*$4.4*	*$33.3*	*($28.9)*	*$0.05*	*$0.42*	*($0.37)*
Retail Marketing	*$0.3*	*($0.1)*	*$0.4*	*$0.00*	*($0.00)*	*$0.00*
Other	*$0.1*	*$0.0*	*$0.1*	*$0.00*	*$0.00*	*$0.00*
Energy Services	**($0.7)**	**($2.7)**	**$2.0**	**($0.01)**	**($0.03)**	**$0.03**
CHP	*$0.3*	*$0.1*	*$0.2*	*$0.00*	*$0.00*	*$0.00*
Solar	*($0.8)*	*($2.4)*	*$1.6*	*($0.01)*	*($0.03)*	*$0.02*
Landfills	*($0.9)*	*($0.9)*	*$0.0*	*($0.01)*	*($0.01)*	*$0.00*
Other	*$0.6*	*$0.5*	*$0.1*	*$0.01*	*$0.01*	*$0.00*
Other	**($8.5)**	**$0.2**	**($8.7)**	**($0.08)**	**$0.00**	**($0.08)**
	$99.4	**$100.4**	**($1.0)**	**$1.09**	**$1.26**	**($0.17)**

Note: SJI uses the non-GAAP measure of Economic Earnings when discussing results. A full explanation and reconciliation of this non-GAAP measure is provided under "Explanation and Reconciliation of Non-GAAP Financial Measures" in the Earnings Release.

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Economic Earnings Bridge | Q1’18 to Q1’19 • Utility variance primarily reflects partial year ownership of ETG and ELK, as well as 1.9% SJG customer growth and infrastructure investment, offset by higher operating costs • Midstream variance reflects AFUDC for PennEast Pipeline project • Non-Utility variance primarily reflects lower wholesale margins on daily energy trading activities tied to tighter spreads, lack of sustained cold weather and associated volatility and new pipeline operating rules that limited asset optimization • Other variance reflects acquisition-related financing costs net of debt repayments from asset sales 5

Regulatory Initiatives | ETG Infrastructure Modernization

- **Infrastructure Investment Program (IIP)**
  - Consistent with acquisition approval, SJI was required to develop a plan, in concert with NJBPU Staff, to address remaining aging infrastructure at ETG
  - On October 29, 2018 ETG filed a $518M, five-year infrastructure replacement program proposal with the NJBPU
  - IIP design includes request for timely recovery of investment through a separate rider recovery mechanism
- **Program Details**
  - Retirement of 364 miles of vintage main including cast-iron, unprotected and bare steel, ductile iron, copper and vintage plastic
  - Installation of 309 miles of polyethylene plastic main
  - 41K new services
  - 38K excess flow valves
  - Movement of 44K inside meters to outside with house regulators
  - Conversion of five remaining master-metered apartment complexes to individually-metered units. New main, service lines and ~1,300 individual meters would be installed
- ***We've begun settlement discussions and expect a final decision from the NJBPU in 2019***



Elizabethtown Gas (ETG)
Projected Pipeline Replacement
Pipe Miles
500
400
300
200
100
0
64
428
62
366
62
304
64
240
65
175
2018E
2019E
2020E
2021E
2022E
Vintage Pipe Replaced
Vintage Pipe Remaining



ELIZABETHTOWN GAS (ETG)
REPLACEMENT MILES BY PIPE MATERIAL
Iron, 9
Bare Steel, 15
Low Pressure, 96
Copper, 1
Cast Iron, 372

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Regulatory Initiatives | ETG Base Rate Case Delivering safe, reliable, affordable natural gas service requires investments to replace aging mains, support compliance with State and Federal system integrity and safety regulations, and implement measures that improve the overall ETG customer experience ➢ Request Details • In April, ETG filed a petition with the NJBPU requesting a revenue increase of approximately $65 million to recognize the infrastructure investments made to maintain the safety and reliability of its natural gas delivery system • Request includes approximately $346 million net plant additions not included in rates established in ETG’s last base rate case (i.e., plant additions associated with the period October 1, 2017 through February 29, 2020) • Assumes an overall rate of return of 7.6%, a return on equity of 10.4% and a 52.5% equity ratio • Test Year September 1, 2018 through August 31, 2019 ➢ Notable Considerations • Proposed rates will still result in a 10.1% lower gas bill for a residential heat customer compared to rates in effect a decade ago • As part of the acquisition, ETG customers received bill credits totaling $15 million in 2018 • Currently, average annual natural gas bills for ETG customers are among the lowest in the state • For three years in a row, ETG has ranked highest in customer satisfaction for residential gas service among east midsize utilities by J.D. Power and Associates ➢ Settlement discussions expected to begin later this year followed by a final order, in line with precedent from prior cases 7

Financial Guidance | 2019 Reaffirmed ❖ SJI reaffirms its expectation for 2019 economic earnings in the range of $98 million to $107 million, or $1.05 to $1.15 per diluted share. ❖ Economic earnings guidance primarily reflects 1) regulated operations that represent 80-85% of economic earnings excluding acquisition-related interest costs, 2) costs associated with the transition services agreement we have with Southern which we intend to exit by early 2020, 3) financing and operational requirements associated with our ETG/ELK acquisitions and divestitures of non-core nonregulated businesses and 4) timing associated with the execution and implementation of our regulatory strategy. ❖ Capital expenditures are expected to be approximately $530 million in 2019. Investments in our regulated businesses are expected to represent more than 97 percent of capital expenditures. Following our equity forward draw in January, SJI does not anticipate any additional equity issuances in 2019. 8

Economic Earnings Bridge | 2018 to 2019 Midpoints $102 • Utility variance reflects full-year benefit of ETG and ELK operations, customer growth, infrastructure investment, and benefits from ongoing business transformation initiatives • Midstream variance reflects AFUDC for PennEast Pipeline project • Non-Utility variance reflects additional fuel management contracts, tighter wholesale spreads, legacy marketing contract headwinds and non-core asset divestitures • Other variance reflects full-year impact of acquisition financing costs, net of anticipated debt repayments from asset sales 9

Financial Guidance | 2020 ❖ SJI expects 2020 economic earnings in the range of $147 million to $160 million, or $1.53 to $1.67 per diluted share. ❖ Economic earnings guidance primarily reflects 1) regulated operations that represent approximately 80% of earnings excluding acquisition-related interest costs, 2) accelerated utility customer growth and infrastructure replacement at both ETG and SJG, 3) execution of our regulatory strategy including base utility investment, 4) increased contribution from fuel management and a reshaped wholesale portfolio, and 5) lower operating costs driven by our business transformation activities. ❖ Capital expenditures are expected to be approximately $565 million in 2020. Investments in our regulated businesses are again expected to represent more than 97 percent of capital expenditures, with an equity issuance planned to support a utility redundancy project. 10

Economic Earnings Bridge | 2019 to 2020 Midpoints • Utility variance reflects customer growth, infrastructure investment, TSA exit, benefits from business transformation activities and execution of regulatory initiatives, including requested ETG IIP and ETG base rate case • Non-Utility variance primarily reflects increased contribution from fuel management, a reshaped wholesale portfolio and expiration of legacy marketing contracts • Midstream variance reflects contributions from PennEast Pipeline project • Other variance reflects impact of acquisition financing costs offset by debt repayments from asset sales 11

APPENDIX 12

Vision | Shareholder Value & Customer Satisfaction ▪ Our vision is to drive shareholder value and customer satisfaction through investment in expanding and modernizing our utility infrastructure and through regulatory innovation that provides safety, reliability, value and certainty to our customers. ▪ Knowing the criticality of reliable, cost effective supply to our region, we also seek investment in long-term contracted energy infrastructure that will make the mid- Atlantic region more affordable for families and competitive for businesses. ▪ Finally, we look to leverage our deep industry expertise and relationships, to provide essential services to utilities, power generators and industrial customers through our wholesale marketing, fuel management and consulting services. 13

Key Tenets of Growth Plan | 2018-2022 ➢ Growth is Focused on Utilities and Midstream Projects ▪ Consolidated Capital Spending Plan of $2.5B+ ▪ Consolidated Rate Base Growth of 10-11% Annually ▪ Consolidated EPS Growth of 6-8% Annually ➢ Balance Sheet Strengthening a Core Focus ▪ Committed to Solid Investment Grade Credit Rating ▪ Non-Core Asset Sales Fueling Debt Reduction ▪ Gradual Return to Historic Equity-to-Total Capitalization of 35-40% ➢ Returning Capital to Shareholders Remains A Top Priority ▪ Dividend Growth of ~3% Annually ▪ Targeted Payout Ratio of 55-65% ▪ Long-Term Dividend Growth Expected In Line With EPS Growth 14

Organizational Structure Regulated Non-Regulated SJI Utilities SJI Midstream South Jersey Energy Solutions South Jersey Elizabethtown Elkton Pipelines/ Energy Energy Gas Gas Gas Storage Group Services • PennEast (Proposed) • Wholesale Gas • Energy Production Marketing (CHP, Landfill) • Retail Electric • Account Services Marketing • Fuel Supply Management 15

Capital Expenditures | 2018-2020 We Are Targeting Approximately $1.1B Over the Next Two Years, with more than 97% of Total Spending on Regulated Utility and FERC-Regulated Pipeline Investments SJI Consolidated Capital Expenditures By Business Segment $600 $565 $530 $22 $76 $500 $430 $14 $153 $400 $218 $160 Millions $300 $337 $200 $289 $257 $100 2018A 2019E 2020E South Jersey Gas Elizabethtown Gas Midstream/Other Note: Midstream/Other capital expenditures includes recognition of estimated PennEast project dividends. 16

Midstream | PennEast Pipeline

- **Project Description**
  - 20% equity owner in $1.0B+, 1 BCF, 120-mile interstate pipeline from Marcellus region of Pennsylvania into New Jersey
  - Access to low cost supply; benefits customers and local economies
  - $200M+ investment with FERC level returns projected
  - 90%+ subscribed; 80%+ capacity under 15-year agreements
  - Approved by FERC – January 2018

- **Current Status**
  - In December 2018, the PennEast Pipeline Project received a favorable ruling from the United States District Court for New Jersey granting PennEast access to properties to complete land surveys
  - Currently conducting remaining land surveys in New Jersey
  - Construction-type activities are expected to begin in 2020


Susquehanna
Tennessee
Wayne
Sullivan
Millennium
Auburn
Lackawanna
Lycoming
Transco
Pike
Luzerne
Compressor: 47,700 HP (ISO)
Sussex
Monroe
Montour
Columbia
PennEast Pipeline
Warren
Northumberland
Schuylkill
Northampton
Lehigh
Algonquin
Texas Eastern
Columbia
Transco
Lancaster
York
Philadelphia

SJI

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Expected Regulatory Activity | 2019/2020

Company	Filing Type	Objective	Filing/Submitted Date	Expected Outcome Date
Elizabethtown Gas	Infrastructure Replacement	Safety and Modernization	Filed October 2018	Q2/Q3 2019
Elizabethtown Gas	Base Rate Case	System Reliability and Growth	Filed April 2019	Q4 2019/Q1 2020
South Jersey Gas	Annual Recovery of Infrastructure Programs	Safety and Modernization	Q2 2019	Q4 2019
South Jersey Gas	Infrastructure to Serve Planned LNG Storage Facility	Supply and System Redundancy	Late 2019	Q2 2020
South Jersey Gas	Base Rate Case *	System Reliability and Growth	Early 2020	Q4 2020
South Jersey Gas / Elizabethtown Gas	Annual Recovery of Infrastructure Programs	Safety and Modernization	Q2 2020	Q4 2020

*** South Jersey Gas**

- *Pursuant to the AIRP II Extension Order, SJG is required to file next base rate case no later than November 2020*
- *Estimated to include ~$340M incremental plant additions since the last base rate case approval, excluding AIRP II & SHARP II*

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Non-GAAP Financial Measures Management uses the non-generally accepted accounting principles (non-GAAP) financial measures of Economic Earnings and Economic Earnings per share when evaluating its results of operations. These non-GAAP financial measures should not be considered as an alternative to GAAP measures, such as net income, operating income, earnings per share from continuing operations or any other GAAP measure of liquidity or financial performance. Economic Earnings is a significant performance metric used by our management to indicate the amount and timing of income from continuing operations that we expect to earn after taking into account the impact of derivative instruments on the related transactions, those transactions or contractual arrangements where the true economic impact will be realized primarily in a future period or was realized in a previous period, and other events that management believes make period to period comparisons of SJI's operations difficult or potentially confusing. Specifically regarding derivatives, we believe that this financial measure indicates to investors the profitability of the entire derivative-related transaction and not just the portion that is subject to mark-to-market valuation under GAAP. We believe that considering only the change in market value on the derivative side of the transaction can produce a false sense as to the ultimate profitability of the total transaction as no change in value is reflected for the non- derivative portion of the transaction. We define Economic Earnings as: Income from continuing operations, (i) less the change in unrealized gains and plus the change in unrealized losses on all derivative transactions; (ii) less realized gains and plus realized losses on all commodity derivative transactions attributed to expected purchases of gas in storage to match the recognition of these gains and losses with the recognition of the related cost of the gas in storage in the period of withdrawal; (iii) less the impact of transactions or contractual arrangements where the true economic impact will be realized in a future period, along with other events that management believes make period to period comparisons of SJI's operations difficult or potentially confusing. Please refer to our annual report on form 10-k and other SEC filings where the reconciliations to GAAP earnings can be found. 19